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                                    GE FUNDS

              Amendment to Establishment and Designation of Classes


        The undersigned, being a duly authorized officer of GE Funds, a Massachusetts business trust (the "Trust"), acting pursuant to Section 5.11 of the Declaration of Trust dated August 10, 1992, as amended (the "Declaration"), does hereby certify as follows:

        WHEREAS, the Trustees have previously designated three Classes of Shares, Class A Shares, Class B Shares, and Class Y Shares, effective as of the close of business on September 17, 1999 for the following series of Shares of the Trust (individually and collectively, the "Series"):

                   GE Value Equity Fund
                   GE Mid-Cap Growth Fund
                   GE Government Securities Fund
                   GE High Yield Fund
                   GE U.S. Equity Fund
                   GE Premier Growth Equity Fund
                   GE Mid-Cap Value Equity Fund
                   GE Small-Cap Value Equity Fund
                   GE Global Equity Fund
                   GE International Equity Fund
                   GE Europe Equity Fund
                   GE Emerging Markets Fund
                   GE Fixed Income Fund GE Short-Term Government Fund GE High Yield Fund GE Strategic Investment Fund

        WHEREAS, at a meeting of the Trustees of the Trust on __________, 1999, the Trustees authorized, effective as of _________, 1999 the division of shares of each Series into an additional class of shares, as follows:

        1.    The additional Class of Shares is designated Class C Shares;

        2. Class C Shares shall be entitled to all the rights and preferences accorded to Shares under the Declaration;

        3. The prospective investors to whom Class C Shares will be offered, the purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, the



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              conversion feature of Class C Shares, if any, and the relative dividend rights of holders of Class C Shares will be as set forth in the then currently effective prospectus and statement of additional information of the Trust relating to the Series, as amended from time to time, under the Securities Act of 1933, as amended.

        IN WITNESS WHEREOF, the undersigned has signed this instrument and has caused a duplicate original to be lodged among the records of the Trust this ___ day of ____, 1999.


                                            By: __________________________

                                            Name: ________________________

                                            Title: _________________________